ORCHID ISLAND CAPITAL ANNOUNCES FIRST QUARTER 2021 RESULTS

VERO BEACH, Fla. (April 29, 2021) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended March 31, 2021.

First Quarter 2021 Highlights

•        Net loss of $29.4 million, or $0.34 per common share, which consists of:

•        Net interest income of $24.9 million, or $0.29 per common share

•        Total expenses of $3.5 million, or $0.04 per common share

•        Net realized and unrealized losses of $50.8 million, or $0.60 per common share, on RMBS and derivative instruments, including net interest expense on interest rate swaps

•        First quarter total dividends declared and paid of $0.195 per common share

•        Book value per common share of $4.94 at March 31, 2021

•        Total return of (6.0)%, comprised of $0.195 dividend per common share and $0.52 decrease in book value per common share, divided by beginning book value per common share

•        Company to discuss results on Friday, April 30, 2021, at 10:00 AM ET

•        Supplemental materials to be discussed on the call can be downloaded from the investor relations section of the Company’s website at https://ir.orchidislandcapital.com

Management Commentary

Commenting on the first quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, “During the first quarter of 2021 the recovery from the pandemic accelerated rapidly.  New cases of COVID-19 dropped, the distribution of the various vaccines ramped up rapidly and the U.S. government passed a $1.9 trillion stimulus package.  The incoming economic data was also very strong, and markets reacted in kind.  Equity markets reached new highs almost daily and interest rates increased dramatically.  The Federal Reserve expressed their comfort with higher rates and a steep curve, stating the move was consistent with market expectations for a strong recovery, a recovery which in their eyes was a long way from complete.

“When we issued our earnings release for the fourth quarter of 2020 in February 2021, we were in the midst of repositioning our portfolio to minimize the impact of high prepayment speeds and their downward pressure on our net interest margin.  During the remainder of the first quarter of 2021, we have continued to do so, and our portfolio in the first quarter had a three-month CPR of 12.0 versus 20.1 in the fourth quarter of 2020, a 40% decrease in realized speeds.  The portfolio’s low-coupon bias has increased, and the concentration in higher quality specified pools has decreased as well. The combination of higher rates/lower dollar prices and the reduction in higher quality specified pools lowered the weighted average price of the portfolio by 2.8 basis points. We expect these developments to lead to lower premium amortization rates going forward. We believe that our current portfolio construction should perform well in the current, higher rate environment.

“The substantial move in the market and the increase in rates during the first quarter of 2021 negatively impacted our book value.  As a result of the market move, we repositioned our hedge positions and eliminated our lower coupon dollar roll positions pending a stabilization in rates.  Our hedge positions at March 31, 2021 consisted of option-based instruments such as swaptions or combinations of swaptions, interest rate swaps and TBA shorts and, since quarter end, futures, albeit to a lesser extent. Our leverage ratio remains at the low end of our target range as well.  Absent another episode of extreme market volatility, we anticipate the portfolio should continue to generate attractive yields as it has in the past.”

ORC Announces First Quarter 2021 Results

April 29, 2021

Details of First Quarter 2021 Results of Operations

The Company reported net loss of $29.4 million for the three month period ended March 31, 2021, compared with net loss of $91.2 million for the three month period ended March 31, 2020. The Company increased its Agency RMBS portfolio over the course of the first quarter through capital raised through two follow-on offerings. Interest income on the portfolio was up approximately $1.0 million from the fourth quarter of 2020. The yield on our average MBS declined from 2.85% in the fourth quarter of 2020 to 2.66% for the first quarter of 2021, repurchase agreement borrowing costs declined from 0.23% for the fourth quarter of 2020 to 0.20% for the first quarter of 2021, and our net interest spread declined from 2.62% to 2.46% in the first quarter.

Book value decreased by $0.52 per share in the first quarter of 2021, reflecting our net loss of $0.34 per share, combined with the dividend distribution of $0.195 per share. The Company recorded net realized and unrealized losses of $0.60 per share on Agency RMBS assets and derivative instruments, including net interest expense on interest rate swaps.  As interest rates increased over the course of the first quarter, mark to market gains on our hedging instruments were offset by mark to market losses on our Agency RMBS assets.

Prepayments

For the quarter ended March 31, 2021, Orchid received $123.9 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 12.0%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
March 31, 2021	9.9	40.3	12.0
December 31, 2020	16.7	44.3	20.1
September 30, 2020	14.3	40.4	17.0
June 30, 2020	13.9	35.3	16.3
March 31, 2020	9.8	22.9	11.9

Portfolio

The following tables summarize certain characteristics of Orchid’s PT RMBS and structured RMBS as of March 31, 2021 and December 31, 2020:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
March 31, 2021
Fixed Rate RMBS	$4,297,731	99.1%	2.95%	335	1-Mar-51
Total Mortgage-backed Pass-through	4,297,731	99.1%	2.95%	335	1-Mar-51
Interest-Only Securities	35,521	0.8%	3.98%	264	25-May-50
Inverse Interest-Only Securities	5,284	0.1%	3.77%	311	15-Jun-42
Total Structured RMBS	40,805	0.9%	3.93%	275	25-May-50
Total Mortgage Assets	$4,338,536	100.0%	3.02%	331	1-Mar-51
December 31, 2020
Fixed Rate RMBS	$3,560,746	95.5%	3.09%	339	1-Jan-51
Fixed Rate CMOs	137,453	3.7%	4.00%	312	15-Dec-42
Total Mortgage-backed Pass-through	3,698,199	99.2%	3.13%	338	1-Jan-51
Interest-Only Securities	28,696	0.8%	3.98%	268	25-May-50
Total Structured RMBS	28,696	0.8%	3.98%	268	25-May-50
Total Mortgage Assets	$3,726,895	100.0%	3.19%	333	1-Jan-51

ORC Announces First Quarter 2021 Results

April 29, 2021

($ in thousands)
	March 31, 2021		December 31, 2020
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$3,439,588	79.3%	$2,733,960	73.4%
Freddie Mac	898,948	20.7%	992,935	26.6%
Total Portfolio	$4,338,536	100.0%	$3,726,895	100.0%

	March 31, 2021	December 31, 2020
Weighted Average Pass-through Purchase Price	$107.56	$107.43
Weighted Average Structured Purchase Price	$18.69	$20.06
Weighted Average Pass-through Current Price	$106.14	$108.94
Weighted Average Structured Current Price	$13.83	$10.87
Effective Duration (1)	4.090	2.360

(1)      Effective duration of 4.090 indicates that an interest rate increase of 1.0% would be expected to cause a 4.090% decrease in the value of the RMBS in the Company’s investment portfolio at March 31, 2021.  An effective duration of 2.360 indicates that an interest rate increase of 1.0% would be expected to cause a 2.360% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2020. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of March 31, 2021, the Company had outstanding repurchase obligations of approximately $4,181.7 million with a net weighted average borrowing rate of 0.18%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $4,285.9 million and cash pledged to counterparties of approximately $102.6 million. The Company’s leverage ratio at March 31, 2021 was 9.1 to 1. At March 31, 2021, the Company’s liquidity was approximately $218.1 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of our outstanding borrowings under repurchase obligations at March 31, 2021.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
Wells Fargo Bank, N.A.	$404,493	9.7%	0.17%	$19,971	14
Mirae Asset Securities (USA) Inc.	382,677	9.2%	0.19%	19,637	62
J.P. Morgan Securities LLC	368,853	8.8%	0.18%	20,891	152
ASL Capital Markets Inc.	353,065	8.4%	0.15%	18,697	25
Mitsubishi UFJ Securities (USA), Inc.	338,980	8.1%	0.22%	22,561	18
RBC Capital Markets, LLC	279,377	6.7%	0.17%	12,107	37
ABN AMRO Bank N.V.	226,566	5.4%	0.15%	7,640	35
Cantor Fitzgerald & Co.	223,019	5.3%	0.18%	11,141	28
Citigroup Global Markets, Inc.	213,195	5.1%	0.18%	10,344	42
Nomura Securities International, Inc.	209,661	5.0%	0.18%	6,278	27
ED&F Man Capital Markets Inc.	209,572	5.0%	0.20%	11,285	59
Barclays Capital Inc	152,630	3.6%	0.17%	3,658	42
ING Financial Markets LLC	148,152	3.5%	0.20%	8,029	13
Merrill Lynch, Pierce, Fenner & Smith Inc	144,398	3.5%	0.17%	6,979	14
South Street Securities, LLC	104,768	2.5%	0.24%	5,404	64
Goldman Sachs & Co.	100,860	2.4%	0.17%	5,045	38
Daiwa Capital Markets America, Inc.	98,315	2.4%	0.16%	4,542	37
BMO Capital Markets Corp.	90,021	2.2%	0.15%	3,605	14
Austin Atlantic Asset Management Co.	49,470	1.2%	0.19%	2,030	1
Lucid Cash Fund USG LLC	49,289	1.2%	0.22%	4,308	15
J.V.B. Financial Group, LLC	34,319	0.8%	0.20%	1,783	24
Total / Weighted Average	$4,181,680	100.0%	0.18%	$205,935	43

ORC Announces First Quarter 2021 Results

April 29, 2021

(1)      Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At March 31, 2021, such instruments were comprised of Eurodollar and Treasury note (“T-Note”) futures contracts, interest rate swap agreements, interest rate swaption agreements, and to-be-announced (“TBA”) securities transactions.

The table below presents information related to the Company’s Eurodollar and T-Note futures contracts at March 31, 2021.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2021	$50,000	1.01%	0.21%	$(301)
Treasury Note Futures Contracts (Short Positions)(2)
June 2021 5-year T-Note futures
(Jun 2021 - Jun 2026 Hedge Period)	$69,000	0.88%	1.17%	$1,036

ORC Announces First Quarter 2021 Results

April 29, 2021

(1)      Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

(2)      T-Note futures contracts were valued at a price of $123.40 at March 31, 2021. The contract value of the short position was $85.1 million.

The table below presents information related to the Company’s interest rate swap positions at March 31, 2021.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 3 to ≤ 5 years	$955,000	0.64%	0.21%	15,286	4.8
> 5 years	400,000	1.16%	0.18%	9,968	8.1
	$1,355,000	0.79%	0.20%	$25,254	5.7

The following table presents information related to our interest rate swaption positions as of March 31, 2021.

($ in thousands)
	Option			Underlying Swap
			Weighted			Average	Weighted
			Average		Average	Adjustable	Average
		Fair	Months to	Notional	Fixed	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
Payer Swaptions - long
>1 year ≤ 2 years	$25,390	$58,643	22.1	$1,027,200	2.20%	3 Month	15.0
Payer Swaptions - short
≤ 1 year	$(10,720)	$(35,057)	10.1	$(782,850)	2.20%	3 Month	15.0

The following table summarizes our contracts to purchase and sell TBA securities as of March 31, 2021.

($ in thousands)
	Notional			Net
	Amount	Cost	Market	Carrying
	Long (Short)(1)	Basis(2)	Value(3)	Value(4)
March 31, 2021
30-Year TBA securities:
2.5%	$(250,000)	$(257,188)	$(256,270)	$918
3.0%	(1,062,000)	(1,114,345)	(1,105,807)	8,538
	$(1,312,000)	$(1,371,533)	$(1,362,077)	$9,456

(1)      Notional amount represents the par value (or principal balance) of the underlying Agency RMBS.

(2)      Cost basis represents the forward price to be paid (received) for the underlying Agency RMBS.

(3)      Market value represents the current market value of the TBA securities (or of the underlying Agency RMBS) as of period-end.

(4)      Net carrying value represents the difference between the market value and the cost basis of the TBA securities as of period-end and is reported in derivative assets (liabilities) at fair value in our balance sheets.

Dividends

ORC Announces First Quarter 2021 Results

April 29, 2021

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017	1.680	70,717
2018	1.070	55,814
2019	0.960	54,421
2020	0.790	53,570
2021 - YTD(1)	0.260	23,374
Totals	$11.915	$365,337

(1)      On April 14, 2021, the Company declared a dividend of $0.065 per share to be paid on May 26, 2021.  The effect of this dividend is included in the table above, but is not reflected in the Company’s financial statements as of March 31, 2021.

Peer Performance

The tables below present total return data for Orchid compared to a selected group of peers based on stock price performance for periods through March 31, 2021 and based on book value performance for periods through December 31, 2020.

Portfolio Total Rate of Return Versus Peer Group Average - Stock Price Performance
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Year to Date (1/1/2021 - 3/31/2021)	19.2%	8.6%	10.6%
One Year Total Return	135.8%	76.5%	59.3%
Two Year Total Return	25.6%	(7.7)%	33.3%
Three Year Total Return	29.0%	(8.2)%	37.2%
Four Year Total Return	12.3%	11.4%	0.9%
Five Year Total Return	27.3%	23.9%	3.4%
Six Year Total Return	18.3%	26.9%	(8.6)%
Seven Year Total Return	54.6%	31.7%	22.9%
Inception to Date (2/13/2013 - 3/31/2021)	43.1%	12.6%	30.5%

Source: SEC filings and press releases of Orchid and Peer Group

(1)      Source of total rate of return for each period is pulled from the Bloomberg COMP page and includes reinvested dividends for each period noted.

(2)      The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  AGNC, NLY, ANH, AAIC, ARR, CMO, CHMI and DX.

(3)      Represents the total rate of return for Orchid minus peer average in each respective measurement period.

Portfolio Total Rate of Return Versus Peer Group Average - Book Value Performance
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
One Year Total Return	(0.3)%	(13.2)%	12.9%
Two Year Total Return	5.4%	(4.0)%	9.4%
Three Year Total Return	(4.9)%	(7.5)%	2.6%
Four Year Total Return	(1.4)%	3.4%	(4.8)%
Five Year Total Return	0.0%	0.4%	(0.4)%
Six Year Total Return	3.8%	(1.0)%	4.8%
Seven Year Total Return	17.3%	13.9%	3.4%
Inception to Date (3/31/2013 - 12/31/2020)(4)	13.4%	0.9%	12.5%

ORC Announces First Quarter 2021 Results

April 29, 2021

Source: SEC filings and press releases of Orchid and Peer Group

(1)      Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period.

(2)      The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  AGNC, NLY, ANH, AAIC, ARR, CMO, CHMI and DX.

(3)      Represents the total rate of return for Orchid minus peer average in each respective measurement period.

(4)      Peer book values are not available for Orchid’s true inception date (2/13/2013).  Because all peer book values are not available as of Orchid’s true inception date (2/13/2013), the starting point for Orchid and all of the peer companies is 3/31/2013.

Book Value Per Share

The Company's book value per share at March 31, 2021 was $4.94.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At March 31, 2021, the Company's stockholders' equity was $466.2 million with 94,410,960 shares of common stock outstanding.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio, consisting of mortgage pass-through certificates issued by Fannie Mae, Freddie Mac or Ginnie Mae (the “GSEs”) and collateralized mortgage obligations (“CMOs”) issued by the GSEs (“PT RMBS”), and the structured RMBS portfolio, consisting of interest-only (“IO”) and inverse interest-only (“IIO”) securities.  As of December 31, 2020, approximately 93% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At March 31, 2021, the allocation to the PT RMBS portfolio decreased by 3% to approximately 90%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - December 31, 2020	$3,698,199	$28,696	$-	$28,696	$3,726,895
Securities purchased	1,971,296	-	4,807	4,807	1,976,103
Securities sold	(1,143,364)	-	-	-	(1,143,364)
Losses on sales	(7,397)	-	-	-	(7,397)
Return of investment	n/a	(2,439)	(277)	(2,716)	(2,716)
Pay-downs	(122,118)	n/a	-	n/a	(122,118)
Premium lost due to pay-downs	(11,099)	n/a	-	n/a	(11,099)
Mark to market (losses) gains	(87,786)	9,264	754	10,018	(77,768)
Market value - March 31, 2021	$4,297,731	$35,521	$5,284	$40,805	$4,338,536

ORC Announces First Quarter 2021 Results

April 29, 2021

The tables below present the allocation of capital between the respective portfolios at March 31, 2021 and December 31, 2020, and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2021.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately (8.9)% and 34.9%, respectively, for the first quarter of 2021.  The combined portfolio generated a return on invested capital of approximately (6.0)%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2021
Market value	$4,297,731	$35,521	$5,284	$40,805	$4,338,536
Cash(1)	271,332	-	-	-	271,332
Borrowings(2)	(4,181,680)	-	-	-	(4,181,680)
Total	$387,383	$35,521	$5,284	$40,805	$428,188
% of Total	90.5%	8.3%	1.2%	9.5%	100.0%
December 31, 2020
Market value	$3,698,199	$28,696	$-	$28,696	$3,726,895
Cash	299,506	-	-	-	299,506
Borrowings(3)	(3,595,586)	-	-	-	(3,595,586)
Total	$402,119	$28,696	$-	$28,696	$430,815
% of Total	93.3%	6.7%	-	6.7%	100.0%

(1)      At March 31, 2021, cash was reduced by unsettled purchases of approximately $212.2 million and increased by unsettled sales of approximately $155.0 million, which have already been reflected in the market value of the portfolio.

(2)      At March 31, 2021, there were outstanding repurchase agreement balances of $22.5 million secured by IO securities and $4.0 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(3)      At December 31, 2020, there were outstanding repurchase agreement balances of $20.6 million secured by IO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended March 31, 2021
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income / (loss) (net of borrowing cost)	$24,928	$(64)	$51	$(13)	$24,915
Realized and unrealized (losses) / gains	(106,281)	9,264	754	10,018	(96,263)
Derivative gains	45,472	n/a	n/a	n/a	45,472
Total Return	$(35,881)	$9,200	$805	$10,005	$(25,876)
Beginning Capital Allocation	$402,119	$28,696	$-	$28,696	$430,815
Return on Invested Capital for the Quarter(1)	(8.9)%	32.1%	n/a	34.9%	(6.0)%
Average Capital Allocation(2)	$394,751	$32,109	$2,642	$34,751	$429,502
Return on Average Invested Capital for the Quarter(3)	(9.1)%	28.7%	30.5%	28.8%	(6.0)%

ORC Announces First Quarter 2021 Results

April 29, 2021

(1)      Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

(2)      Calculated using two data points, the Beginning and Ending Capital Allocation balances.

(3)      Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Stock Offerings

On August 4, 2020, we entered into an equity distribution agreement (the “August 2020 Equity Distribution Agreement”) with four sales agents pursuant to which we may offer and sell, from time to time, up to an aggregate amount of $150,000,000 of shares of our common stock in transactions that are deemed to be “at the market” offerings and privately negotiated transactions. Through March 31, 2021, we issued a total of 10,156,561 shares under the August 2020 Equity Distribution Agreement for aggregate gross proceeds of approximately $54.1 million, and net proceeds of approximately $53.2 million, net of commissions and fees.

On January 20, 2021, we entered into an underwriting agreement (the “January 2021 Underwriting Agreement”) with J.P. Morgan Securities LLC (“J.P. Morgan”), relating to the offer and sale of 7,600,000 shares of our common stock. J.P. Morgan purchased the shares of our common stock from the Company pursuant to the January 2021 Underwriting Agreement at $5.20 per share. In addition, we granted J.P. Morgan a 30-day option to purchase up to an additional 1,140,000 shares of our common stock on the same terms and conditions, which J.P. Morgan exercised in full on January 21, 2021. The closing of the offering of 8,740,000 shares of our common stock occurred on January 25, 2021, with net proceeds to us of approximately $45.2 million, net of offering expenses.

On March 2, 2021, we entered into an underwriting agreement (the “March 2021 Underwriting Agreement”) with J.P. Morgan, relating to the offer and sale of 8,000,000 shares of our common stock. J.P. Morgan purchased the shares of our common stock from the Company pursuant to the March 2021 Underwriting Agreement at $5.45 per share. In addition, we granted J.P. Morgan a 30-day option to purchase up to an additional 1,200,000 shares of our common stock on the same terms and conditions, which J.P. Morgan exercised in full on March 3, 2021. The closing of the offering of 9,200,000 shares of our common stock occurred on March 5, 2021, with net proceeds to us of approximately $50.1 million, net of offering expenses.

Stock Repurchase Program

On July 29, 2015, the Board of Directors passed a resolution authorizing the repurchase of up to 2,000,000 shares of the Company’s common stock.  As part of the stock repurchase program, shares may be purchased in open market transactions, including through block purchases, privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases is determined by the Company in its discretion and is subject to economic and market conditions, stock price, applicable legal requirements and other factors. On February 8, 2018, the Board of Directors approved an increase in the stock repurchase program for up to an additional 4,522,822 shares of the Company’s common stock. The authorization does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at the Company’s discretion without prior notice.

Since inception of the program through March 31, 2021, the Company repurchased a total of 5,685,511 shares under the stock repurchase program at an aggregate cost of approximately $40.4 million, including commissions and fees, for a weighted average price of $7.10 per share. However, we did not repurchase any shares of our common stock during the three months ended March 31, 2021. As of March 31, 2021, the remaining authorization under the repurchase program is for up to 837,311 shares of the Company’s common stock.

ORC Announces First Quarter 2021 Results

April 29, 2021

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, April 30, 2021, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 1290377.  The supplemental materials may be downloaded from the investor relations section of the Company’s website at www.orchidislandcapital.com. A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at https://ir.orchidislandcapital.com, and an audio archive of the webcast will be available until May 31, 2021.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and CMOs, such as mortgage pass-through certificates issued by the GSEs, and (ii) structured Agency RMBS, such as IOs, IIOs and principal only securities, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, portfolio performance, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, returns, portfolio positioning and repositioning, book value, investment and operating strategy, hedging levels, the supply and demand for Agency RMBS, the effect of actions of the U.S. government, including the Federal Reserve, market expectations, future dividends, the stock repurchase program and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:

Orchid Island Capital, Inc.

Robert E. Cauley, 772-231-1400

Chairman and Chief Executive Officer

https://ir.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of March 31, 2021, and December 31, 2020, and the unaudited quarterly results of operations for the three months ended March 31, 2021 and 2020.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	March 31, 2021	December 31, 2020
ASSETS:
Total mortgage-backed securities	$4,338,536	$3,726,895
Cash, cash equivalents and restricted cash	328,591	299,506
Accrued interest receivable	10,852	9,721
Derivative assets, at fair value	95,752	20,999
Receivable for securities sold	154,977	414
Other assets	2,058	516
Total Assets	$4,930,766	$4,058,051

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$4,181,680	$3,595,586
Payable for unsettled securities purchased	217,758	-
Dividends payable	6,156	4,970
Derivative liabilities, at fair value	35,057	33,227
Accrued interest payable	921	1,157
Due to affiliates	712	632
Other liabilities	22,306	7,188
Total Liabilities	4,464,590	3,642,760
Total Stockholders' Equity	466,176	415,291
Total Liabilities and Stockholders' Equity	$4,930,766	$4,058,051
Common shares outstanding	94,410,960	76,073,317
Book value per share	$4.94	$5.46

ORC Announces First Quarter 2021 Results

April 29, 2021

ORC Announces First Quarter 2021 Results

April 29, 2021

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2021	2020
Interest income	$26,856	$35,671
Interest expense	(1,941)	(16,523)
Net interest income	24,915	19,148
Losses	(50,791)	(108,206)
Net portfolio loss	(25,876)	(89,058)
Expenses	(3,493)	2,141
Net loss	$(29,369)	$(91,199)
Basic and diluted net loss per share	$(0.34)	$(1.41)
Dividends Declared Per Common Share:	$0.195	$0.240
Weighted Average Shares Outstanding	85,344,954	64,590,205

	Three Months Ended March 31,
Key Balance Sheet Metrics	2021	2020
Average RMBS(1)	$4,032,716	$3,269,859
Average repurchase agreements(1)	3,888,633	3,129,178
Average stockholders' equity(1)	440,733	351,826
Leverage ratio(2)	9.1:1	9.3:1

Key Performance Metrics
Average yield on RMBS(3)	2.66%	4.36%
Average cost of funds(3)	0.20%	2.11%
Average economic cost of funds(4)	0.62%	2.74%
Average interest rate spread(5)	2.46%	2.25%
Average economic interest rate spread(6)	2.04%	1.62%

(1)      Average RMBS, borrowings and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.

(2)      The leverage ratio is calculated by dividing total ending liabilities by ending stockholders’ equity.

(3)      Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.

(4)      Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.

(5)      Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.

(6)      Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.